Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-116916 of First Regional Bancorp on Form S-8 of our report dated June 27, 2005, appearing in this Annual Report on Form 11-K of First Regional Bank 401(k) Plan for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Los Angeles, California
June 14, 2006